EXHIBIT 1

Consumer and                   Consommateur
Corporate Affairs Canada       Affaires commerciales Canada
Canada Business                Loi regissant les societes               FORM 14.1                             FORMULAE 14.1
Corporations Act               par actions de regime             ARTICLES OF ARRANGEMENT                  CLAUSES D'ARRANGEMENT
                               federal                                (SECTION 192)                           (ARTICLE 192)
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1 --  Name of applicant corporation(s) - Denomination de la(des) requerante(s)           2 --  Corporation No(s). -- 327235-4
      Eldorado Gold Corporation                                                                No(s) de la(des) societe(s)
      HRC Development Corporation                                                              and 327234-6

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3 --  Name of the corporation(s) the articles of which are amended, if applicable        4 --  Corporation No(s). --
      Denomination de la(des) societe(s) dont les statuts sont modifiees, le cas               No(s) de la(des) societe(s)
      echeant                                                                                  N/A
      N/A

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5 --  Name of the corporation(s) created by amalgamation, if applicable                  6 --  Corporation No(s). --
      Denomination de la(des) societe(s) issue(s) de la(des) fusion(s), le cas echeant         No(s) de la(des) societe(s)
      Eldorado Gold Corporation                                                                331582-7

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7 --  Name of the dissolved corporation(s), if applicable                                8 --  Corporation No(s). --
      Denomination de la(des) societe(s) dissoute(s), le cas echeant                           No(s) de la(des) societe(s)
      N/A                                                                                      N/A

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9 --  Name of other bodies corporate involved, if applicable                             10 -- Corporation No(s). or jurisdiction of
      Denomination de autres personnes morales en cause, le cas echeant                        incorporation -- No(s) de la(des)
      N/A                                                                                      societe(s)/ou loi sous le regime de
                                                                                               laquelle elle est constitute

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11 - In accordance with the order approving the arrangement,        Conformement aux terms de l'ordonnance approuvant l'arrangement

     (a) the articles of the above-named corporation(s) are         [ ] les statuts de la(des) societe(s) susmentionnee(s) sont
         amended in accordance with the attached plan of                modifiees en conformite avec le plan d'arrangement ci-joint:
         arrangement

     (b) the following bodies corporate are amalgamated in          [X] les personnes morales suivantes sont fusionnees conformement
         accordance with the attached plan of arrangement               au plan d'arrangement ci-joint:

Eldorado Gold Corporation ("Eldorado")

HRC Development Corporation ("HRC")

     (c) the above-named corporation(s) is(are) liquidated and      [ ] la(les) societe(s) susmentionnee(s) est(sont) liquidee(s) et
         dissolved in accordance with the attached plan of              dissoute(s) conformement au plan d'arrangement ci-joint:
         arrangement
                                                                    [X] le plan d'arrangement ci-joint portent sur la(les) personnes
     (d) the plan of arrangement attached hereto, involving the         morales susmentionnee(s) prend effet
         above-named body(ies), corporate is hereby effected

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Date                                       Signature              Title - Titre

Nov. 19, 1996                              /s/ Frank Whally       Vice President, Legal Affairs and Secretary
                                                                  of Eldorado and HRC
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7530-21-936-1780(01-93)46                                         FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINSTERE SEULEMENT
                                                                  Field - Deposee
                                                                  Nov. 19, 1996
                                                                  -----------------------------------------------------------------

Industry Canada            Industrie Canada

Certificate                                                   Certificat
of Arrangement                                                d'arrangement

Canada Business                                               Loi canadienne sur
Corporations Act                                              les societes par actions

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HRC DEVELOPMENT CORPORATION                                   327234-6

ELDORADO GOLD CORPORATION                                     327235-4

--------------------------------------                       ----------------------------------
Name of CBCA corporation(s) involved -                       Corporation number(s)  -
Denomination(s) de la (des) societe(s)                       Numero(s) de la (des) societe(s)
LCSA impliquee(s)

I hereby certify that the arrangement set out in             Je certifie par les presentes que
the attached articles of arrangement, involving the          l'arrangement specifie dans les clauses
above-named corporation(s), has been                         d'arrangement annexes, impliquant la
effected under Section 192 of the Canada                     (les) susdite(s) societe(s), a pris effet en
Business Corporations Act.                                   vertu de l'article 192 de la Loi
                                                             canadienne sur les societes par actions.
/s/  [Illegible]
                                                             November 19, 1996/le 19 novembre 1996
     Director - Directeur                                    Date of Arrangement - Date de l'arrangement
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PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE I

INTERPRETATION

1.1  Definitions

        In this plan of arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

        “ Amalco” means the corporation resulting from the Amalgamation and having the name “Eldorado Gold Corporation”.

        “ Amalco Common Shares” means the common shares of Amalco without par value to be issued as a result of the Amalgamation, having the rights, privileges, conditions and restrictions set forth in the Plan of Arrangement.

        “ Amalco Debentures” means the obligations of Amalco under the Eldorado Debentures, which debentures, upon the Amalgamation, become obligations of Amalco convertible into an aggregate of 2,815,384 Amalco Common Shares at an exercise price of US$3.25 per share, and the obligations of Amalco under the Eldorado Australian Debenture which debenture, upon the Amalgamation, become an obligation of Amalco convertible into an aggregate of 4S4,S45 Amalco Common Shares at an exercise price of A$4.40 per share.

        “ Amalco Non-Voting Shares” means the convertible non-voting shares without par value in the capital of Amalco to be issued as a result of the Amalgamation, having the rights, privileges, conditions and restrictions set forth in the Plan of Arrangement.

        “ Amalco Shares” means, collectively, the Amalco Common Shares and the Amalco Non-Voting Shares.

        “ Amalco Stock Options” means the rights (whether or not vested) to purchase the same number of Amalco Common Shares at the same exercise price as the holder was entitled to purchase Eldorado Common Shares pursuant to an Eldorado Stock Option held by such holder immediately prior to the Effective Date of the Arrangement, and the rights (whether vested or not) to purchase one-half ( 1/2) the number of Amalco Common Shares at twice the exercise price as the holder was entitled to purchase HRC Common Shares pursuant to an HRC Stock Option held by such holder immediately prior to the Effective Date of the Arrangement.

        “ Amalco Warrants” means the warrants to purchase Amalco Common Shares received by holders of HRC Warrants. Ten (l0) such Amalco Warrants along with the payment of the exercise price of Cdn$8.00 entitles the holder to one Amalco Common Share.

        “ Amalgamating Corporations” means Eldorado and HRC collectively.

        “ Amalgamation” means the amalgamation of Eldorado and HRC under the laws of Canada pursuant to the terms of the Plan of Arrangement.

        “ Arrangement” means the arrangement under the provisions of Section 192 of the CBCA involving Eldorado and HRC as described in this Plan of Arrangement and any amendments or variations hereto.

        “ CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c.C-44 as amended.

        “ CBCA Director” means the Director appointed pursuant to section 260 of the CBCA. “Certificate of Arrangement” means the Certificate of Arrangement to be issued by the CBCA Director giving effect to the Arrangement.

        “ Court” means the Supreme Court of British Columbia.

        “ Effective Date” means the date shown on the Certificate of Arrangement. “Effective Time” means 1 I:00 am (Vancouver time) on the Effective Date.

        “ Eldorado” means Eldorado Gold Corporation, a company continued under the laws of Canada.

        “ Eldorado Arrangement Resolution” means the special resolution approving the Arrangement, the full text of which is annexed as an exhibit to the notice of the Eldorado Meeting, to be considered and, if thought fit, passed, with or without variation, by the shareholders of Eldorado.

        “ Eldorado Australian Debenture” means the 8.5% convertible debenture issued by Eldorado to Plantagenet Securities Pty. Ltd. on September 29, 1995, which matures on September 29, 1997 and is convertible into Eldorado Common Shares on the basis of one Eldorado Common Share for each A$4.40 principal amount of indebtedness.

        “ Eldorado Common Shares” means the common shares without par value in the capital of Eldorado as the same are constituted on the date hereof.

        “ Eldorado Debentures” means the 8.25% convertible subordinated debentures issued by Eldorado pursuant to a trust indenture dated as of November 3, 1994 between Eldorado and Montreal Trust Company of Canada, as trustee, which mature on November 1, 2004 and are convertible into Eldorado Common Shares on the basis of one Eldorado Common Share for each U.S.$3.25 principle amount of debentures.

        “ Eldorado Meeting” means the special meeting of Eldorado Shareholders to be held for the purpose of considering and, if thought fit, approving the Arrangement and any other matters proposed by management at the meeting.

        “ Eldorado Non-Voting Shares” means the convertible non-voting shares without par value in the capital of Eldorado as the same are constituted on the date hereof.

        “ Eldorado Sccurityholder” moans the holders or Eldorado Shares, Eldorado Debentures and [he Eldorado Australian Debenture.

        “ Eldorado Shareholders” means the holders of Eldorado Shares as of the Record Date.

        “ Eldorado Shareholder Rights Plan” means the shareholder rights plan of Eldorado dated March 8, 1995, as amended.

        “ Eldorado Shares” means, collectively, the Eldorado Common Shares and Eldorado Non-Voting Shares.

        “ Eldorado Stock Options” means the rights (whether or not vested) to purchase Eldorado Common Shares which are from time to time outstanding under the Eldorado stock option plan or otherwise. “Final Order” means the final order made by the Court pursuant to Section 192(4) of the CBCA, if issued, approving the Arrangement.

        “ HRC” means HRC Development Corporation, a company continued under the laws of Canada. “HRC Arrangement Resolution” means the special resolution approving the Arrangement, the full text of which is annexed as an exhibit to the Notice of the HRC Meeting, to be considered, and if thought fit, passed, with or without variation, by the HRC Shareholders.

        “ HRC-Common Shares” means the common shares without par value in the capital stock of HRC as the same are constituted on the date hereof.

        “ HRC Meeting” means the special meeting of shareholders of HRC to be held for the purpose of considering and, if thought fit, approving the Arrangement, and any other matters proposed by management to be considered at the meeting.

        “ HRC Non-Voting Shares” means the convertible non-voting shares without par value in the capital of HRC as the same are constituted on the date hereof.

        “ HRC Shareholders” means the holders of HRC Common Shares as of the Record Date. “HRC Shares” means the HRC common shares and HRC Non-Voting Shares, collectively.

        “ HRC Stock Options” means the rights (whether or not vested) to purchase HRC Common Shares which are from time to time outstanding under the HRC stock option plan or otherwise.

        “ HRC Warrants” means the warrants to purchase HRC Common Shares issued to holders of HRC Shares as part of the Plan of Arrangement.

        “ Interim Order” means the Order of the Court dated October 11, 1996, as amended, a copy of which is annexed as Schedule “N” to the Proxy Circular, providing for, among other things, the calling and holding of the Meetings.

        “ Meetings” means, collectively, the Eldorado Meeting and HRC Meeting. “Plan of Arrangement” means this plan of arrangement.

1.2  Number, Gender and Persons

        In this Plan of Arrangement, unless the context requires otherwise, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons shall include individuate, corporations and other bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.3  Headings

        The division of this Plan of Arrangement into Articles, Sections and other parts and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.4  Currency

        Except as otherwise specified, all references to currency in this Plan of Arrangement are to Canadian dollars, being the lawful currency of Canada.

1.5  Statutory References

        Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statutes or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

1.6  Date of Any Action

        In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day in the place where the action is required or permitted to be taken, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day in such place.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1  Arrangement Agreement

        This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of the Arrangement Agreement.

2.2  Binding Effect

        Upon obtaining the Eldorado Shareholder approval and HRC Shareholder approval in accordance with the Interim Order, the granting of the Final Order, the satisfaction or waiver of the other conditions required to obligate Eldorado and HRC to fulfill their respective obligations under the Arrangement Agreement and the issuance of a Certificate of Arrangement by the CBCA Director in respect thereof, this Plan of Arrangement shall be binding upon each of the Eldorado Securityholders, the HRC Shareholders and Amalco.

ARTICLE 3

THE ARRANGEMENT

3.1  The Arrangement

        On the Effective Date, the following shall occur and be deemed to occur in the following order, commencing at 10:00 a.m. (Vancouver time), without any further authorization, act or formality:

    (1)        HRC shall issue to each holder of HRC Shams one (1) HRC Warrant for every HRC Share held. The exercise of five (5) such HRC Warrants along with the payment of the exercise price of $4.00 will entitle the holder to acquire one HRC Common Share. These HRC Warrants are exercisable for two (2) years from the Effective Date.

(2) Eldorado and HRC will amalgamate with effect as at and from the Effective Time to form Amalco and in connection with such amalgamation:

(a)	The HRC Common Shares and the HRC Warrants held by Eldorado will be cancelled without any repayment of capital in respect thereof;

(b)	The issued and outstanding Eldorado Shares and HRC Shares shall be converted into issued and fully paid Amalco Shares on the following basis:

(i)	1 Amalco Common Share for each Eldorado Common Share;

(ii)	1/2 of an Amalco Common Share for each HRC Common Share;

(iii)	1 Amalco Non-Voting Share for each Eldorado Non-Voting Share; and

(iv)	1/2 of an Amalco Non-Voting Share for each HRC Non-Voting Share;

(c)	The name of Amalco shall be Eldorado Gold Corporation;

(d)	The address of the registered office of Amalco shall be Suite 1700, Park Place, 666 Burrard St., Vancouver, British Columbia, V6C 2X8;

(e)	There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

(f)	Amalco shall be authorized to issue an unlimited number of common shares and an unlimited number of convertible non-voting shares having the rights, privileges, restrictions and conditions attaching to the common shares and convertible non-voting shares of Eldorado and which shall be set forth in Schedule A to this Plan of Arrangement attached hereto at the time of the filing of Articles of Arrangement in respect of this Plan of Arrangement with the Director,

(g)	There shall be no restrictions on the transfer of the shares of Amalco;

(h)	The number of directors of Amalco shall be such number not less than 3 and not more than 20 as the board of directors of Amalco may from time to time determine;

(i)	The directors of Amalco may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of Amalco, but the total number of directors so appointed may not exceed 1/3 of the number of directors elected at the previous annual meeting of Amalco;

(j)	Until changed in accordance with the CBCA, the directors of Amalco shall be as follows: Richard J. Barclay, Michael J. G. Betey, Geoffrey Harden, Wayne Lenton, Ronald B. Manners, Gary Maude, John May, Hugh C. Morris, Gary D. Nordin, Marco Antonio Romero, and Derek White;

(k)	The by-laws of Amalco shall be the same as the by-laws of Eldorado, as amended and annexed hereto, until repealed, amended, altered or added to;

(l)	For the purposes of the CBCA, the aggregate stated capital of the issued and outstanding common and convertible non-voting shares in the capital of Amalco immediately after the Amalgamation shall be equal to the aggregate of the following:

(i)	the stated capital of Eldorado immediately prior to the Amalgamation

(ii)	the stated capital of HRC immediately prior to the Amalgamation

(iii)	the excess of the fair value of the consideration deemed to be given by Eldorado to the shareholders of HRC to effect the Arrangement, over the stated capital of HRC;

(m)	The outstanding Eldorado Stock Options will be obligations of Amalco exercisable for Amalco Common Shares for the same number and for the same exercise price as applied to the Eldorado Stock Options immediately prior to the Effective Date and holders of each such option will be entitled to acquire one (i) Amalco Common Share pursuant to the terms thereof

(n)	The outstanding HRC Stock Options will become obligations of Amalco exercisable for Amalco Common Shares in one-half (1/2) the number and for twice the exercise price as applied to the HRC Stock Options immediately prior to the Effective Date and holders of two such options wilt be entitled to acquire one Amalco Common Share pursuant to the terms thereof. [n addition, the holders of such options will also be entitled to one Amalco Warrant for each Amalco Share upon exercise of such options;

(o)	The outstanding Eldorado Debentures will become obligations of Amalco, convertible into one Amalco Common Share for each U.S.$3.25 principal amount of indebtedness. The Eldorado Australian Debenture will become an obligation of Amalco, convertible into one Amalco share for each $A4.40 principal amount of indebtedness;

(p)	The HRC Warrants will become obligations of Amalco exercisable for Amalco Common Shares and holders of ten (l0) such Amalco Warrants, upon the payment of an exercise price of 58.00, will be entitled to acquire one Amalco Common Share pursuant to the terms thereof. The Amalco Warrants will continue to be exercisable until the second anniversary date of the Effective Date of the Arrangement; and

(q)	The Eldorado stock option plan, as amended from lima to time shall be adopted by Amalco and continue in effect as the Amalco stock option plan.

3.2  Fractional Shares

        No fractional Amalco Shares will be issued and no cash will be paid in lieu of fractional shares, with any fractions being rounded down to the next whole number.

ARTICLE 4

EFFECT OF ARRANGEMENT

4.1  Upon Effect of Certificate

        At the Effective Time on the Effective Date, the Amalgamating Corporations will amalgamate to form Amalco with the same effect as if Section 186 of the CBCA was applicable to such Amalgamation and in connection with such Amalgamation, in addition to the provisions of Section 3.l(2), their continuance as one corporation becomes effective and;

(a)	the property of each Amalgamating Corporation becomes the property of Amalco;

(b)	Amalco will be liable for the obligations of each Amalgamating Corporation;

(c)	an existing cause of action, claim or liability to prosecution is unaffected;

(d)	a civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may be continued to be prosecuted by or against Amalco;

(e)	a conviction against, or ruling, order or judgment in favour of or against, an Amalgamating Corporation may be enforced by or against Amalco; and

(f)	the Articles of Arrangement are deemed to be the Articles of Incorporation of Amalco and the Certificate of Arrangement is deemed to be the Certificate of Incorporation of Amalco.

ARTICLE 5

RIGHTS OF DISSENT

5.1  Rights of Dissent

        Holders of Eldorado Shares and HRC Shares may exercise rights of dissent in connection with the Eldorado Arrangement Resolution and the HRC Arrangement Resolution, as the case may be, in the manner set forth in Section 190 of the CBCA, as the same may be modified by the Interim Order or the Final Order (the “Dissent Procedures”). Eldorado Shareholders or HRC Shareholders who duly exercise the Dissent Procedures (which shall only be exercised as to alt of the Eldorado Shares or HRC Shares held by such holder) and who:

(a)	are ultimately not entitled, for any reason, to be paid fair value for their Eldorado Shares or HRC Shares shall be deemed to have participated in the Arrangement on the same basis as any nondissenting Eldorado Shareholder or HRC Shareholder and shall receive Amalco Shares and, if applicable, Amalco Warrants, on the basis determined in accordance with Subsection 3.l(2); or

(b)	are ultimately entitled to be paid fair value for their Eldorado Shares or HRC Shares, shall be deemed to have had their Eldorado Shares or HRC Shares cancelled as of the Effective Date; and

in no case shall any of Eldorado or HRC or Amalco be required to recognize any such holders as shareholders of Amalco on or after the Effective Date.

ARTICLE 6

AMENDMENT OF THE PLAN OF ARRANGEMENT

6.1  Amendment of the Plan of Arrangement

        Eldorado and HRC reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time co time provided that any such amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Meetings, approved by the Court and communicated to Eldorado Shareholders and HRC Shareholders in the manner, if any, required by the Court. Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Eldorado or HRC at any time prior to or at the Meetings with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meetings shall become part of this Plan of Arrangement for all purposes. Any amendment. modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meetings shall be effective only if consented to by each of Eldorado and HRC. Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Amalco, provided that it concerns a matter which, in the reasonable opinion of Amalco, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interest of any holder of securities of Amalco.

ARTICLE 7

FURTHER ASSURANCES

7.1  Further Assurances

        Notwithstanding that the transaction and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Eldorado, HRC, and Amalco, shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

SCHEDULE A TO THE PLAN OF ARRANGEMENT

CANADA BUSINESS CORPORATIONS ACT

ANNEX TO ARTICLES OF ARRANGEMENT
(SECTION 192)

1.	Name of amalgamated corporation:

ELDORADO GOLD CORPORATION

2.	The place in Canada where the registered office is to be situated:

The City of Vancouver, Province of British Columbia

3.	The classes and any maximum number of shares that the Corporation is authorized to issue:

An unlimited number of common shares.

An unlimited number of convertible non-voting shares.

4.	Restrictions, if any, on share transfers:

None.

5.	Number (or minimum and maximum number) of directors:

A minimum of 3 and a maximum of 20.

6.	Restrictions, if any, on business the corporation may carry on:

None.

7.	Other provisions, if any:

        (a)        The rights, privileges, restrictions and conditions attaching to the common shares and the convertible non-voting shares are as follows:

        (i)        Payment of Dividends: The holders of the common shares and the holders of the convertible non-voting shares shall participate equally as to dividends and shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends and all dividends shall be declared and paid . in equal amounts per share and at the same time on all common shares and convertible non-voting shares at the time issued and outstanding without preference or distinction.

        (ii)        Participation upon Liquidation, Dissolution or Winding-up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares and the convertible non-voting shoes shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of such shares, be entitled to receive the remaining property and assets of the Corporation and all of the property and assets of the Corporation available for distribution to the holders of the common shares and the convertible non-voting shares shall be paid and distributed equally, share for share.

        (iii)        Voting Rights: The holders of the common shares shall be entitled to receive notice of. and to attend all meetings of the shareholders of the Corporation and shall have one vote in respect of each common share held at all such meetings. The holders of the convertible non-voting shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation but, except as required by law, shall not be entitled to vote at any such meeting. In addition, the holders of the convertible non-voting shares shall not be entitled to volt separately as a class but shall have one vote in respect of each such convertible non-voting share on a proposal to amend the articles to:

        A.        increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

        B.        effect an exchange, reclassification or cancellation of all or part of the shares of such class; or

        C.        create a new class of shares equal or superior to the shares of such class.

        (iv)        Conversion Privilege: Each issued convertible non-voting share may at any time be converted, at the option of the holder, into one common share, provided that no such conversion may occur if, on the date of the conversion and after giving effect to the conversion, the holder and its affiliates would beneficially own in the aggregate 40% or more of the issued and outstanding common shares. For such purpose, the term “affiliate” shall have the meaning ascribed thereto in the Canada Business Corporations Act, as amended from time to time, and beneficial ownership shall be determined in accordance with section 90 of the Securities Act (Ontario) as amended from time to time. The conversion privilege herein provided for may be exercised by notice in writing given to the Corporation and the transfer agent accompanied by a certificate or certificates representing the convertible non-voting shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the holder of the convertible non-voting shares in respect of which such right is being exercised and shall specify the number of convertible non-voting shares which the holder desires W have converted and the number of common shares beneficially owned by the holder and its affiliates, after giving effect to the proposed conversion. The holder shall pay any governmental or other tax imposed in respect of such transaction. Upon receipt of such notice the Corporation shall issue certificates representing fully-paid common shares upon the basis above prescribed and in accordance with the provisions hereof to the holder of the convertible non-voting shares represented by the certificate or certificates accompanying such notice. If less than all of the convertible non-voting shares represented by any certificate are to be converted the holder shall be entitled to receive a new certificate for the convertible non-voting shares representing the shares comprised in the original certificate which are not to be converted. All shares resulting from any conversion of issued and fully-paid convertible nonvoting shares into common shares pursuant hereto shall be deemed to be fully-paid and non-assessable.

        (v)        Dilution: Neither the common shares nor the convertible non-voting shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. No stock dividends shall be declared or paid in respect of either the common shares or the convertible non-voting shares unless the stock dividend is declared equally on both classes of shares. No rights offering shall be made to the holders of common shares or convertible non-voting shares unless such rights offering is made equally to alt holders of both classes of shares.

        (b)        In addition to filling vacancies among the directors as provided for in the Canada Business Corporations Act, as amended from time to time, the directors-may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

DATED this 19th day of November, 1996.

ELDORADO GOLD CORPORATION

Per:
Frank D. Wheatley
Vice-President, Legal Affairs
and Secretary